Stillwater Names Kevin Shiell Vice President and General Manager of Stillwater Mine

COLUMBUS, MT -- (Marketwire - May 05, 2010) - STILLWATER MINING COMPANY (NYSE: SWC) announced yesterday the election of Kevin Shiell as Vice President of the Company. Mr. Shiell has served as General Manager of the Stillwater mine and operations since 2009. Prior to his transfer to the Stillwater Mine facilities, he was General Manager at the East Boulder Mine from 2006 to 2008.

Mr. Shiell (52), with over 32 years of underground mining experience, came to Stillwater from Dynatec Corporation in 1999 where he was Mine Superintendent.

Prior to joining Dynatec, Kevin spent several years at Addwest Minerals (Arizona) and Echo Bay Minerals (Republic Washington) as Mine Superintendent and Manager of Operations. His responsibilities also included overseeing the engineering and geology departments. From 1979 to 1995, he was with Hecla Mining Company where he held various positions including miner, supervisor, trainer, planner, as well as mine and safety foreman. And from 1978 to 1979, he was with Day Mines and United Nuclear Homestake operations.

Commenting on Mr. Shiell's appointment, Frank McAllister, Stillwater's Chairman and Chief Executive Officer, said, "We congratulate Kevin on his election by our board of directors as an officer of the Company. Kevin's leadership and insights have been integral in helping shape the culture and effectiveness at the mine. He is a critical member of our management team and this recognition is well deserved. Kevin has played a key role over the past year in ensuring the success of our restructuring efforts, which have successfully lowered operating costs, strengthened safety performance and improved mining productivity at the Stillwater Mine."

Shiell is a native of Idaho and a member of Northwest Mining Association. He will continue to be based at the Stillwater Mine site.

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of the Republic of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its Website: www.stillwatermining.com.

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding the duration and overall effects of the current worldwide financial and credit crises, the effects of restructuring the Company's operations and maintaining a skilled work force, the automotive market and the health of the automobile manufacturers, expansion plans and realignment of operations, costs, grade, production and recovery rates, permitting, labor matters, financing needs and the terms of future credit facilities, capital expenditures, increases in processing capacity, cost reduction measures, safety, timing for engineering studies, and environmental permitting and compliance, litigation and the palladium and platinum market, anticipated changes in global supply and demand for PGM materials. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2009 Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

CONTACT:
Gregory A. Wing
Chief Financial Officer
406-373-8700